Exhibit 99.1

SolarEdge Announces First Quarter 2018 Financial Results

FREMONT, Calif. — May 9, 2018. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in PV inverters, power optimizers, and module-level monitoring services, today announced its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Total revenues of $209.9 million
•	GAAP gross margin of 37.9%
•	GAAP net diluted EPS of $0.75
•	Non-GAAP net diluted EPS of $0.87
•	800 Megawatts (AC) of inverters shipped

“We are pleased to announce strong first quarter results with record revenues and record profitability, despite the traditional seasonal slowdown and continued industry wide components shortages,” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “Our continued technological innovation and operational excellence, coupled with our introduction of new products and financial strength positions us for further growth and industry leadership.”

First Quarter 2018 Summary

The Company reported record revenues of $209.9 million, up 11% from $189.3 million in the prior quarter and up 82% from $115.1 million year over year.

GAAP gross margin reached 37.9%, up from 37.5%, in the prior quarter and up from 33.6% year over year.

GAAP operating expenses was $38.8 million, up 7% from $36.4 million in the prior quarter and up 45% from $26.7 million year over year.

GAAP operating income was $40.8 million, up 18% from $34.6 million in the prior quarter and up 240% from $12.0 million year over year.

GAAP net income was $35.7 million, up 83% from $19.5 million in the prior quarter and up 152% from $14.2 million year over year.

Non-GAAP net income was $42.6 million, up 3% from $41.2 million in the prior quarter and up 159% from $16.5 million year over year.

GAAP net diluted earnings per share (“EPS”) was $0.75, up from $0.42 in the prior quarter and up from $0.32 year over year.

Non-GAAP net diluted EPS was $0.87, up from $0.85 in the prior quarter and up from $0.36 year over year.

Cash flow from operating activities was $64.0 million, up from $45.8 million in the prior quarter and up from $25.7 million year over year.

As of March 31, 2018, cash, cash equivalents, restricted cash and marketable securities totaled $400.8 million, compared to $345.1 million on December 31, 2017.

Outlook for the Second Quarter 2018

The Company also provides guidance for the second quarter ending June 30, 2018 as follows:

•	Revenues to be within the range of $220 million to $230 million;
•	Gross margins expected to remain flat within the range of 36% to 38%.

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Wednesday, May 9, 2018. The call will be available, live, to interested parties by dialing 888-394-8218. For international callers, please dial +1 323-701-0225. The Conference ID number is 9799633.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. Supporting increased PV proliferation, the SolarEdge system consists of power optimizers, inverters, home energy management, storage solutions, and a cloud-based monitoring platform. SolarEdge’s solutions address a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. SolarEdge is online at http://www.solaredge.us

Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 20, 2018, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of May 9, 2018.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended March 31,
	2018	2017
	Unaudited

Revenues	$209,871	$115,054
Cost of revenues	130,274	76,378

Gross profit	79,597	38,676

Operating expenses:

Research and development	17,875	11,458
Sales and marketing	16,205	10,775
General and administrative	4,689	4,439

Total operating expenses	38,769	26,672

Operating income	40,828	12,004

Financial income, net	584	1,410

Other expenses	64	-

Income before taxes on income	41,348	13,414

Taxes on income (tax benefit)	5,662	(761)

Net income	$35,686	$14,175

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2018	2017
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$229,219	$163,163
Restricted cash	1,766	1,516
Marketable securities	81,229	77,264
Trade receivables, net	127,479	109,528
Prepaid expenses and other accounts receivable	33,156	42,223
Inventories	98,363	82,992
Total current assets	571,212	476,686

LONG-TERM ASSETS:
Marketable securities	88,554	103,120
Property, equipment and intangible assets, net	61,161	52,297
Prepaid expenses and lease deposits	787	862
Deferred tax assets, net	9,847	8,340
Total long term assets	160,349	164,619

Total assets	$731,561	$641,305

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables, net	$83,091	$69,488
Employees and payroll accruals	29,733	22,544
Warranty obligations	16,605	14,785
Deferred revenues	3,010	2,559
Accrued expenses and other accounts payable	26,170	20,378
Total current liabilities	158,609	129,754

LONG-TERM LIABILITIES:
Warranty obligations	71,590	64,026
Deferred revenues	41,866	31,453
Lease incentive obligation	1,690	1,765
Non-current tax liabilities	17,595	16,840
Total long-term liabilities	132,741	114,084

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:

Common stock	4	4
Additional paid-in capital	343,356	331,902
Accumulated other comprehensive loss	(1,135)	(611)
Retained earnings	97,986	66,172
Total stockholders’ equity	440,211	397,467

Total liabilities and stockholders’ equity	$731,561	$641,305

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2018	2017
	Unaudited
Cash flows provided by operating activities:
Net income	$35,686	$14,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangible assets	2,430	1,520
Amortization of premiums on available-for-sale marketable securities	778	383
Stock-based compensation	6,849	3,612
Deferred tax assets, net	(1,321)	(1,333)
Loss on disposals of fixed assets	64	-

Changes in assets and liabilities:
Inventories	(15,348)	6,453
Prepaid expenses and other accounts receivable	9,210	(4,583)
Trade receivables, net	(17,935)	(8,070)
Trade payables, net	13,595	9,734
Employees and payroll accruals	7,153	(1,272)
Warranty obligations	9,384	2,750
Deferred revenues	6,981	2,060
Accrued expenses and other accounts payable	6,527	311
Lease incentive obligation	(74)	(74)

Net cash provided by operating activities	63,979	25,666

Cash flows used in investing activities:
Purchase of property and equipment	(11,325)	(1,872)
Increase in short and long-term lease deposits	-	(66)
Investment in available-for-sale marketable securities	(25,436)	(24,070)
Maturities of available-for-sale marketable securities	34,500	15,665

Net cash used in investing activities	(2,261)	(10,343)

Cash flows from financing activities:
Proceeds from issuance of shares upon exercise of options	4,605	371

Net cash provided by financing activities	4,605	371

Net increase in cash, cash equivalents and restricted cash	66,323	15,694
Cash, cash equivalents and restricted cash at the beginning of the period	164,679	105,580
Effect of exchange rate differences on cash, cash equivalents and restricted cash	(17)	(350)

Cash, cash equivalents and restricted cash at the end of the period	$230,985	$120,924

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

Reconciliation of Non-GAAP Financial Measures

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017

Gross profit (GAAP)	79,597	70,970	38,676
Stock-based compensation	924	703	493
Gross profit (Non-GAAP)	80,521	71,673	39,169

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Gross margin (GAAP)	37.9%	37.5%	33.6%
Stock-based compensation	0.5%	0.4%	0.4%
Gross margin (Non-GAAP)	38.4%	37.9%	34.0%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Operating expenses (GAAP)	38,769	36,399	26,672
Stock-based compensation R&D	2,382	1,795	1,205
Stock-based compensation S&M	2,204	1,714	1,030
Stock-based compensation G&A	1,339	1,170	884
Operating expenses (Non-GAAP)	32,844	31,720	23,553

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Operating income (GAAP)	40,828	34,571	12,004
Stock-based compensation	6,849	5,382	3,612
Operating income (Non-GAAP)	47,677	39,953	15,616

	Reconciliation of GAAP to Non-GAAP Financial income, net
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Financial income, net (GAAP)	584	1,487	1,410
Non cash interest	512	----	----
Financial income, net (Non-GAAP)	1,096	1,487	1,410

	Reconciliation of GAAP to Non-GAAP Other expenses
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Other expenses (GAAP)	64	----	----
Fixed Assets disposal	64	----	----
Other expenses (Non-GAAP)	----	----	----

	Reconciliation of GAAP to Non-GAAP Tax on income (Tax benefit)
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Tax on income (Tax benefit) (GAAP)	5,662	16,556	(761)
Deferred tax realized (asset)	(1,321)	(2,392)	(1,332)
Transition tax of foreign earnings	820	18,735	----
Tax on income (Tax benefit) (Non-GAAP)	6,163	213	571

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net income (GAAP)	35,686	19,502	14,175
Stock-based compensation	6,849	5,382	3,612
Non cash interest	512	----	----
FA disposal	64	----	----
Deferred tax realized (asset)	(1,321)	(2,392)	(1,332)
Transition tax of foreign earnings	820	18,735	----
Net income (Non-GAAP)	42,610	41,227	16,455

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net basic earnings per share (GAAP)	0.81	0.45	0.34
Stock-based compensation	0.15	0.12	0.09
Non cash interest	0.01	----	----
FA disposal	----	----	----
Deferred tax realized (asset)	(0.03)	(0.05)	(0.03)
Transition tax of foreign earnings	0.02	0.43	----
Net basic earnings per share (Non-GAAP)	0.96	0.95	0.40

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net diluted earnings per share (GAAP)	0.75	0.42	0.32
Stock-based compensation	0.12	0.10	0.06
Non cash interest	0.01	----	----
FA disposal	----	----	----
Deferred tax realized (asset)	(0.03)	(0.05)	(0.02)
Transition tax of foreign earnings	0.02	0.38	----
Net diluted earnings per share (Non-GAAP)	0.87	0.85	0.36

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended
	March 31, 2018	December 31, 2017	March 31, 2017
Number of shares used in computing net diluted earnings per share (GAAP)	47,673,522	46,876,328	43,837,505
Stock-based compensation	1,535,408	1,375,527	2,490,662
Number of shares used in computing net diluted earnings per share (Non-GAAP)	49,208,930	48,251,855	46,328,167